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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation in the Registration Statement on Form S-4 of UST Corp. of our report dated January 23, 1998, relating to the consolidated financial statements of Somerset Savings Bank as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which appears in the Annual Report on Form 10-K of Somerset Savings Bank for the year ended December 31, 1997. We also consent to the reference to our firm as "Experts" in the Registration Statement.

/s/ WOLF & COMPANY, P.C.

Boston, Massachuetts
April 20, 1998